Exhibit 99.1

Paritz & Company, P.A.

POWRtec CORPORATION

FINANCIAL STATEMENTS
WITH
REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

POWRtec Corporation

Campbell, California

We have audited the accompanying balance sheets of POWRtec Corporation (the “Company”) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ deficiency and cash flows years then ended. These financial statements are the responsibility of POWRtec’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control for financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company=s control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of POWRtec Corporation as of December 31, 2009 and 2008 and the changes in its net assets and its cash flows for the years then ended  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  Management’s plans in regard to these matters are also described in Note 1.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz and Company, P.A.

Paritz and Company, P.A.

Hackensack, New Jersey

May 10, 2010

POWRtec CORPORATION

BALANCE SHEETS

	DECEMBER 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$694	$49,925
Accounts receivable	-	93,165
Prepaid expenses and other current assets	298,821	52,426
TOTAL CURRENT ASSETS	299,515	195,515

Property and equipment, net	3,797	19,693

Deposits and other non-current assets	13,255	13,255

TOTAL ASSETS	$316,567	$228,464

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts payable	$371,769	$121,855
Accrued liabilities	1,333,310	913,261
Customer deposits	122,740	240,340
Reserve for upgrades	-	83,151
Warrantee reserve	55,000	-
Notes payable – related party	31,000	30,000
TOTAL CURRENT LIABILITIES	1,913,819	1,388,607

STOCKHOLDERS’ DEFICIENCY:
Preferred stock, $.001 par value,	-	-
1,000,000 shares authorized
0 shares issued and outstanding
Common stock, $0.001 par value,
3,000,000 shares authorized
1,859,772 shares issued and outstanding
at December 31, 2008 and 2007	1,860	1,860
Additional paid-in capital	3,099,778	2,978,305
Accumulated deficit	(4,698,890)	(4,140,308)
TOTAL STOCKHOLDERS’ DEFICIENCY	(1,597,252)	(1,160,143)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$316,567	$228,464

See notes to financial statements

POWRtec CORPORATION

STATEMENTS OF OPERATIONS

	YEAR ENDED DECEMBER 31,
	2009	2008

REVENUE	$1,766,855	$3,188,022

COST OF GOODS SOLD	1,002,262	1,658,356

GROSS PROFIT	764,592	1,529,666

OPERATING EXPENSES:
Selling and marketing	228,905	431,164
Research and development	763,478	454,800
General and administrative	330,791	612,603
TOTAL OPERATING EXPENSES	1,323,174	1,498,567

OPERATING (LOSS) GAIN	(558,582)	31,099

Miscellaneous expense	-	(200)

NET (LOSS) INCOME	$(558,582)	$30,899

See notes to financial statements

POWRtec CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

			ADDITIONAL
	COMMON STOCK		PAID-IN	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
BALANCE–JANUARY 2, 2004 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash	1,415,000	1,415	-	-	1,415
Stock based compensation	-	-	9	-	9
Net loss	-	-	-	(786,136)	(784,712)
BALANCE-DECEMBER 31, 2004	1,415,000	1,415	9	(786,136)	(784,712)

Issuance of common stock for $1.8 Million in cash and conversion of the $2 Million note payable and accrued interest net of $34,475 in issuance costs in February 2005	301,915	302	1,968,137	-	1,968,439
Stock based compensation	-	-	215	-	215
Net loss	-	-	-	(1,333,654)	(1,333,654)
BALANCE-DECEMBER 31, 2005	1,716,915	1,717	1,968,361	(2,119,790)	(149,712)

Issuance of common stock and warrants in exchange for $1.0 Million net of $67,285 in issuance costs	142,857	143	853,373	-	853,516
Issuance of warrants with common stock issuance	-	-	78,199	-	78,199
Stock based compensation	-	-	215	-	215
Net loss	-	-	-	(1,333,149)	(1,333,149)
BALANCE-DECEMBER 31, 2006	1,859,772	1,860	2,900,148	(3,452,939)	(550,931)

Issuance of warrants to consultant			33,427		33,427
Stock based compensation	-	-	7,554	-	7,554
Net loss	-	-	-	(718,268)	(718,268)
BALANCE-DECEMBER 31, 2007	1,859,772	1,860	2,941,129	(4,171,207)	(1,228,218)
Stock based compensation	-	-	37,176	-	37,176
Net income	-	-	-	30,899	30,899
BALANCE-DECEMBER 31, 2008	1,859,772	$1,860	$2,978,305	$(4,140,308)	$(1,160,143)
Issuance of options to consultant	-	-	84.505	-	84,505
Stock based compensation	-	-	36.969	-	39,969
Net income(loss)	-	-	-	(558,582)	(558,582)
BALANCE-DECEMBER 31, 2009	1,859,772	$1,860	$3,099,779	$(4,698,891)	$(1,597,252)

See notes to financial statements

POWRtec CORPORATION

STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
	2009	2008
OPERATING ACTIVITIES:
Net (loss) income	$(558,582)	$30,899
Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Depreciation	15,896	15,000
Non-cash consulting expense	84,505	-
Stock based compensation expense	36,968	37,176
Changes in operating assets and liabilities:
Accounts receivable	93,165	(53,581)
Prepaid expenses and other current assets	(246,395)	(56,121)
Accounts payable	249,914	(32,557)
Accrued liabilities	420,049	484,910
Reserve for upgrades	(83,151)	(174,449)
Warranty reserve	55,000	-
Customer deposits	(117,600)	(215,352)
NET CASH PROVIDED BY OPERATING ACTIVITIES	50,231	35,925

FINANCING ACTIVITIES:
Proceeds from stockholder loans	1,000	14,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,000	14,000

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(49,231)	49,925

CASH AND CASH EQUIVALENTS-BEGINNING OF PERIOD	49,925	-

CASH AND CASH EQUIVALENTS-END OF PERIOD	$694	$49,925

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non-cash financing activities:
Common stock issued in exchange for cancellation of note payable	$-	$33,427

See notes to financial statements

POWRtec CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

1.

ORGANIZATION

Business description

POWRtec Corporation., (the "Company") was incorporated on January 2, 2004 under the laws of the State of Delaware. The Company is in the business of providing electrical meters with communications capability enabling automation of meter reading, time of consumption/peak period monitoring and accounting, and account activation and termination.

Going concern

The Company requires additional funds to continue operations. As reflected in the accompanying financial statements, the Company has a net loss since inception of approximately $ 4.6 million and has used cash in operations of approximately $3.4 million since inception. This raises substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement a business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In February 2006 the Company entered into Stock Purchase Agreements through December 31, 2006, pursuant to which it raised $2.8 million net of transaction fees. Even though the Company raised this capital it believes it will need additional funds to meet its anticipated cash needs for working capital and capital expenditures for the next year. Because the Company has net losses since inception and do not expect to be profitable until 2011 or later, it will most likely be required to raise these additional funds through convertible debt, debt or equity financings or by selling its assets.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. However, this additional financing may not be available on a timely basis or on terms acceptable to it, or at all. The Company’s ability to obtain such financing may be impaired by the current economic conditions and the lack of liquidity in the credit markets. If The Company is unable to secure additional funding, it may have to discontinue operations; delay development or commercialization of its system; license to third parties the rights to commercialize products or technologies that it would otherwise seek to commercialize; reduce marketing, customer support, or other resources devoted to its system: or any combination of these activities. Any of these results would materially harm the Company’s business, financial condition, and results of operations, and there can be no assurance that any of these results will result in cash flows that will be sufficient to fund its current or future operating needs. The Company may also need to seek protection under the U.S. Bankruptcy Code or otherwise liquidate its assets, which may result in the failure of the Company’s stockholders to receive value for their ownership of its stock.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are used for the valuation of the Company’s stock, as the Company’s stock is not currently trading and the valuation of equity and equity-linked instruments such as options using the Black-Sholes model.

Concentration of Credit Risk

The Company places its cash with two commercial financial institutions and at times may exceed federally insured limits. Management believes that these institutions are financially sound and accordingly, minimal credit risk exists. The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required. To date there have been no credit losses. To date the Company sells its meters to a single customer.

Cash and cash equivalents

The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents.  The carrying amounts approximate fair market value because of the short maturity.

The Company maintains cash balances at various financial institutions.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.  The Company's accounts at these institutions may, at times, exceed the federally insured limits.  The Company has not experienced any losses in such accounts.

Fair values of financial instruments

At December 31, 2009 and 2008, fair values of cash and cash equivalents, accounts payable and convertible promissory notes approximate their carrying amount due to the short period of time to maturity.

Prepaid expenses

This balance consists primarily of fees paid to advisors in preparation for the contemplated financing transaction to raise the additional equity.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be five years. As of December 31, 2009 and 2008, the Company’s property and equipment consisted of the following:

	DECEMBER 31
	2009	2008
Computer hardware, software and equipment	$75,943	$75,943
Less accumulated depreciation	(72,146)	(56,250)
	$3,797	$19,693

Impairment of long-lived assets

In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” (“SFAS 144”) the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 144, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value. Through December 31, 2009, there have been no such impairment losses.

Research and development costs

Research and development costs are charged to operations as incurred. Research and development expenses consist primarily of expense of research and development staff, materials and supplies for prototype meter development, and the cost of certain contractors involved in the development process.

Stock-based compensation

The Company recognizes stock-based compensation expense in accordance with SFAS No. 123(R), “Share-Based Payment” (“SFAS 123R”). Under SFAS 123R, the Company estimates the fair value of each option award on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the table below. Expected volatility was based on the historical volatility of a peer group of publicly traded companies. The expected term of options was based upon the simplified method provided by the SEC in Staff Accounting Bulletin No, 107, “Share-Based Payments”, and (“SAB 107”). The risk-free rate for the expected term of the option is based on the U.S. Treasury Constant Maturity rate.

That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant date fair value of employee share options and similar instruments is estimated using the Black-Scholes model adjusted for the unique characteristics of those instruments.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

In accordance with EITF 96-18, the stock options or common stock warrants are fair valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date”, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes option-pricing model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Loss per share

Basic loss per share is computed by dividing loss allocable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share includes the effects of the potential dilution of outstanding stock options, (“common stock equivalents”) on the Company’s common stock. Loss per share is as follows (in thousands, except per share data):

	DECEMBER 31,
	2009	2008
Basic and diluted:
Net (loss) income allocable to common stockholders	$(559)	$31

Basic and diluted (loss) income per share allocable to common stockholders	$(.30)	$.02

Weighted average shares used to compute basic and diluted (loss) income per share allocable to common stockholders	1,860	2,038

 Outstanding common stock equivalents that are excluded from the calculation of diluted net loss per share, as their effect is anti-dilutive, totaled 186,523 shares for the year ended December 31, 2009.Outstanding common stock equivalents that are included in the calculation of diluted net income per share totaled 177,773 for the year ended December 31, 2008.

Revenue recognition

Revenues are generally recognized upon shipment of product, which corresponds with the transfer of title. The Company requires payment by irrevocable letter of credit for all sales. Delivery is considered to occur when title to the products has passed to the customer, which typically occurs at physical delivery of the products from the Company’s contract manufacturers to a common carrier. The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, products are shipped and the customer takes delivery and assumes the risk of loss; the selling price is fixed or determinable and collectability of the selling price is reasonably assured. The costs of shipping are billed to the customer upon shipment and are included in cost of sales. The Company has not established an allowance for doubtful accounts as shipments are paid by customers via a letter of credit

Recent accounting pronouncements

Effective July 1, 2009, the Company adopted the FASB ASC 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective January 1, 2008, the Company adopted FASB ASC 820-10, Fair Value Measurements and Disclosures – Overall (“ASC 820-10”) with respect to its financial assets and liabilities. In February 2008, the FASB issued updated guidance related to fair value measurements, which is included in the Codification in ASC 820-10-55, Fair Value Measurements and Disclosures – Overall – Implementation Guidance and Illustrations. The updated guidance provided a one year deferral of the effective date of ASC 820-10 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company adopted the provisions of ASC 820-10 for non-financial assets and non-financial liabilities effective January 1, 2009, and such adoption did not have a material impact on the Company’s consolidated results of operations, financial condition or liquidity.

Effective January 1, 2009, the Company adopted FASB ASC 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC 805 changes the previous treatment of acquisition related costs, restructuring costs related to an acquisition that the acquirer expects but is not obligated to incur, contingent consideration associated with the purchase price and pre-acquisition contingencies associated with acquired assets and liabilities. Under ASC 805, acquisition costs associated with business combinations will be expensed as incurred, whereas, prior to the adoption of ASC 805, similar costs associated with a successful acquisition were capitalized. ASC 805 applies to business combinations for which the acquisition date is on or after the adoption date, thus the adoption of ASC 805 will have no effect on prior acquisitions. The effect of the adoption of ASC 805 will depend upon the nature of any future business combinations.

In April 2009, the FASB issued updated guidance relating to intangible asset valuation, which is included in the Codification in ASC 350-30-55, General Intangibles Other Than Goodwill – Implementation (“ASC 350-30-55”). ASC 350-30-55 amends ASC 350-30, Intangibles – Goodwill and Other, to identify the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. ASC 350-30-55 is effective for fiscal years beginning after December 31, 2008. The Company adopted the amendment to ASC 350-30 effective January 1, 2009, and such amendment did not have a material effect on the Company’s results of operations, financial position or liquidity.

Effective April 1, 2009, the Company adopted FASB ASC 825-10-65, Financial Instruments – Overall – Transition and Open Effective Date Information (“ASC 825-10-65”). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10, Presentation – Interim Reporting – Overall, to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations, financial position or liquidity.

Effective April 1, 2009, the Company adopted FASB ASC 320-10-65, Investments – Debt and Equity Securities – Overall – Transition and Open Effective Date Information (“ASC 320-10-65). ASC 320-10-65 amends the other-than-temporary impairment guidance in U.S. GAAP to make the guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. The adoption of ASC 320-10-65 did not have a material impact on the Company’s results of operations, financial position or liquidity.

Effective April 1, 2009, the Company adopted FASB ASC 855-10, Subsequent Events – Overall (“ASC 855-10”). ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It required the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date –that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented.

In February 2010, the FASB issued ASU 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 amended the guidance on subsequent events to remove the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. Adoption of ASC 855-10, as amended, did not have a material impact on the Company’s results of operations, financial position or liquidity.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations, financial position or liquidity.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

4.

CUSTOMER DEPOSITS

In October 2006, the Company and Dong Energy (“Dong”) signed the revised Supplement to Framework, valid for eighteen months for the Company to sell a maximum 206,000 meters to Dong. As part of this agreement, Dong paid a $600,000 deposit which is recorded as revenue of $3.00 per unit upon shipment.  As of December 31, 2009 and 2008, customer deposits were $122,740 and $240,340, respectively. There are approximately 40,000 units remaining to be shipped under this deposit arrangement.

5.

RESERVE FOR UPGRADES

When completing the December 2007 Supplement to Framework Agreement P-032, the Company agreed to upgrade 10,000 Mark II meters for $12,000 ($300,000 upgrade price less $288,000 discount/$1.20 per unit).  The actual cost of an upgraded unit as noted above is $25.76.  The entire cost per unit of the upgrade commitment for 10,000 units shipped in 2007 of $25.76 per unit was recognized in 2007 as a $257,600 charge to cost of goods sold.  The reserve of $2.43 per unit was provided for the remaining 106,000 units which were shipped in 2009 and 2008.

6.

WARRANTY RESERVE

The Company has determined that replacement of certain components in its meters may be necessary and estimates the potential cost of this component replacement to be about $10 per meter and would not exceed $55,000 in total.

7.

NOTES PAYABLE – RELATED PARTIES

In 2004, the Company entered into a series of unsecured noninterest bearing promissory notes with two of its officers in the aggregate amount of $18,000. The Company paid one of the notes for $15,000 in 2005. In 2006 the officer with the remaining note loaned the Company an additional $13,000.  The officer with the remaining note loaned the Company an additional $1,000 in 2009 and $14,000 in 2008.  There was a remaining balance of $31,000 and $30,000 for these related party notes to one officer as of December 31, 2009 and 2008, respectively.  The officer has not made a formal demand for repayment of these notes payable.

8.

INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement and income tax purposes under enacted tax laws and rates.  Components of the Company’s deferred tax liabilities and assets are as follows:

Deferred tax assets:
Net operating loss carry forwards	$4,699,000
Less compensation accruals	(1,308,000)
Less valuation allowance	(3,391,000)
Net deferred tax asset	$-

A valuation allowance for the deferred tax asset has been provided, as it is more likely that not that this asset will not be realized.

8.

STOCKHOLDERS’ DEFICIENCY

Common stock and warrants

On November 1, 2007, the Company issued warrants to purchase 80,000 shares of common stock to two members of the Company’s Board of Directors at an exercise price of approximately $7.00 per share. The warrants were fully vested and exercisable upon issuance and expire five years from the date of warrant issuance. The stock price and exercise price were both $7 based on the $7 February 15, 2006 common share purchase price. The warrants were valued at $153,481 using the Black- Scholes Method using a risk free rate of 4.25%, volatility rate of 21.05%, and a forfeiture rate of

0%.and expensed over the five year life of the warrant. Stock-based compensation of $30,696 and $$30,697 were recorded in 2009 and 2008, respectively, related to these warrants.

On February 15, 2006, the Company consummated a sale of 142,857 shares of common stock to an investor for $1,000,000 at approximately $6.97 per share. In connection with this common stock sale, the purchaser was also issued warrants to purchase 54,023 shares of common stock at an exercise price of approximately $7.00 per share. The warrants were fully vested and exercisable upon issuance and expire three years from the date of the stock sale. The stock price and exercise price were both $7 based on the $7 February 15th common share purchase price. The detachable warrants were valued using the Black-Scholes Method using a risk free rate of 4.68%, volatility rate of 20.57%, and forfeiture rate of 0% and recorded as additional paid in capital. Capital transaction costs of $68,295 were recorded as a charge against additional paid in capital as they were legal and administrative costs related to this equity financing.

On February 24, 2005, the Company consummated a sale of 287,538 shares of common stock at approximately $6.97 per share, in exchange for $1,800,000 cash and the automatic conversion of the $200,000 5% notes payable and accrued interest due upon the completion of a financing event as specified in the terms of the October 11, 2004 promissory note. These shares were sold to the Company’s sole customer. The Company also signed a distributorship agreement to distribute the Company’s meters in certain European countries on February 24, 2005.

In 2004, the Company sold common stock to a group of individuals and officers to purchase 1,415,000 shares of the Company's common stock at $.001 per share.

The Company has reserved shares of common stock for issuance at December 31, 2009 and 2008, as follows:

	DECEMBER 31,
	2009	2008
Common stock	3,000,000	3,000,000

Preferred stock	1,000,000	1,000,000

Stock Based Compensation

Stock Option Plan

In 2004, the Company adopted the 2004 Incentive Stock Plan (the "Plan"), under which shares of common stock are reserved for issuance to employees, management and consultants of the Company.

Under the Plan, either incentive or nonqualified options to purchase the Company's common stock may be granted to full-time employees, directors, and consultants at prices not lower than 100% of the fair value at the date of grant as determined by the Board of Directors (85% if the nonqualified option is granted to a service provider).  If the person to whom options are granted is a 10% shareholder, then the exercise price per share shall not be less than 110% of the fair value at the date of grant as determined by the board of directors.  Options granted under the Plan are exercisable at such times and conditions as determined by the board to directors, but the term of the option and the right of exercise may not exceed ten years from the date of grant.  The stock options generally vest ratably over a two to four-year period, with pro rata cliff vesting after one year and ratable thereafter.  Unexercised options expire three months, or within the period specified in the option agreement, after termination of the employment or consulting relationship with the Company.

A summary of the status of the Company's stock option activity under the Plan is as follows:

	Shares		Weighted
	Available	Number of	Average
	For	Options	Exercise
	Grant	Outstanding	Price
BALANCE – JANUARY 2, 2004	-	-	$0.00
Initial shares authorized	250,000	-
Granted	(35,000)	35,000	0.01
Exercised	-	-	-
Cancelled	-	-	-
BALANCE – DECEMBER 31, 2004	215,000	35,000	0.01

Additional shares authorized	-	-	-
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
BALANCE – DECEMBER 31, 2005	215,000	35,000	0.01

Additional shares authorized	-	-	-
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
BALANCE – DECEMBER 31, 2006	215,000	35,000	0.01

Additional shares authorized	-	-	-
Granted	(35,000)	35,000	7.00
Exercised	-	-	-
Cancelled	-	-	-
BALANCE – DECEMBER 31, 2007	180,000	70,000	$3.51

Additional shares authorized	-	-	-
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
BALANCE – DECEMBER 31, 2008	180,000	70,000	$3.51

Additional shares authorized	-	-	-
Granted	(80,000)	-	7.00
Exercised	-	-	-
Cancelled	-	-	-
BALANCE – DECEMBER 31, 2009	100,000	150,000	$5.37

The following table summarizes information with respect to stock options outstanding at December 31, 2009 and 2008:

DECEMBER 31, 2009

Options Outstanding		Weighted Average Remaining Contractual Life (in years)	Options
Exercisable			Number of Exercisable	Exercise Price
Exercise Price	Number Outstanding

$0.01	35,000	-	35,000	$0.01
$7.00	115,000	1.96	17,500	$7.00

DECEMBER 31, 2008

Options Outstanding		Weighted Average Remaining Contractual Life (in years)	Options
Exercisable
Exercise Price	Number Outstanding		Number of Exercisable	Exercise Price

$0.01	35,000	-	35,000	$0.01
$7.00	35,000	3.96	-	$7.00

During the year ended December 31, 2009, the exercise prices of all options granted were equal to fair market value on the dates of grant based on the closing price of the last sales of common stock in 2006 for $7.00 per share. 80,000 shares were granted to a consultant to the Company. Common stock options issued to the non employee consultant were recorded on the basis of fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”  The fair value of this non employee consultant option for 80,000 common shares at $7.00 per share was $84,504 using the Black-Scholes model and was expensed during the consultant’s service period in 2008 in accordance with EITF Issue 96-18.

During the years ended December 31, 2009 and 2008, the Company recorded $36,968 and $37,174 of stock-based compensation expense, respectively, related to stock options and warrants granted to employees and directors.  For the year ended December 31, 2009, the Company recorded stock based compensation as $36,968 of general and administrative expenses. For the year ended December 31, 2008, the Company recorded stock based compensation as $36,968 of general and administrative expenses and $206 of research and development expense.

The weighted average grant date fair value of each option grant on the date of grant was calculated using the Black Scholes model with following assumptions for the period from January 2, 2004 (Inception) to December 31, 2004 and the years ended December 31, 2009 and 2007. No options were granted in 2005, 2006, and 2008.

	2004	2007	2009

Risk-free interest rate	3.4%	4.25%	4.03%
Expected life (in years)	4	4	2
Dividend yield	0%	0%	0%
Volatility	23.73%	21.05%	20.03%
Forfeiture rate	0%	0%	0%

9.

RELATED PARTY TRANSACTIONS

See Note 8 for a description of the stock sale agreements entered into between the Company and certain officers, individuals, and customers.

See Notes 6 for a description of loans provided to the Company by certain officers, of the Company.

10.

COMMITMENTS AND CONTINGENCIES

The Company is committed under the second extension of an operating lease for office space which expired at the end of February 2010 at a monthly rental of $10,494 plus certain operating costs. Rental expense approximated $152,698 and $78,714 for years ended December 31, 2009 and 2008.

The lease was extended for one year and expires at the February 2010 at the same monthly rental rate, resulting in additional future minimum payments of $ $20,988 in 2010.  The total future minimum payments due under both the lease and its 2009 extension would be $20,988 in 2010.

11.

SUBSEQUENT EVENTS

The Company did not have any other subsequent events through May 10, 2010, which is the date the financial statements were available to be issued, for events requiring recording or disclosure in the financial statements for the year ended December 31, 2009.